99.3 INDEPENDENT ACCOUNTANT PREFERABILITY LETTER


December 24, 2002

Board of Directors
Flanigan"s Enterprises, Inc.
5059 NE 18th Avenue
Ft. Lauderdale, Florida   33334

Dear Sirs/Madams:

We have audited the consolidated financial statements as of September 28, 2002 and September 29, 2001, and for each of the three years in the period ended September 28, 2002, included in your Annual Report on Form 10-K to the Securities and Exchange Commission and have issued our report thereon dated November 27, 2002. Note 2 to such consolidated financial statements contains a description of your adoption during the year ended September 28, 2002 of average cost as the Company"s inventory valuation method rather than first in first out, which was previously used by the Company. In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

Yours truly,



                                   /s/ RACHLIN COHEN & HOLTZ LLP
                                   -----------------------------
                                   RACHLIN COHEN & HOLTZ LLP